Exhibit 24
Power of Attorney

POWER OF ATTORNEY
     Each director and/or officer of A. Schulman, Inc. (the “Corporation”) whose signature appears below hereby appoints TERRY L. HAINES, GARY J. ELEK and ROBERT A. STEFANKO, and each of them, with full power of substitution and resubstitution, as attorneys or attorney to sign for the undersigned and in his or her name, place and stead, and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Corporation’s Annual Report on Form 10-K for the fiscal year ended August 31, 2005, and likewise to sign and file with the Commission any and all amendments (on Form 10-K/A) and exhibits thereto, and any and all applications and documents to be filed with the Commission pertaining to such Annual Report, with full power and authority to do and perform any and all acts and things whatsoever requisite, necessary or advisable to be done in the premises, as fully and for all intents and purposes as each of the undersigned could so if personally present, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
     IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 18th day of October, 2005.

/s/ Terry L. Haines	President, Chief Executive Officer and Director

Terry L. Haines	(Principal Executive Officer)

/s/ Robert A. Stefanko	Chairman, Executive Vice President —

Robert A. Stefanko	Finance and Administration
(Principal Financial and Accounting Officer)

/s/ Joseph M. Gingo	Director

Joseph M. Gingo

/s/ Willard R. Holland	Director

Willard R. Holland

/s/ James A. Karman	Director

James A. Karman

/s/ James S. Marlen	Director

James S. Marlen

/s/ Peggy Miller	Director

Dr. Peggy Miller

/s/ Ernest J. Novak, Jr.	Director

Ernest J. Novak, Jr.

/s/ Paul Craig Roberts	Director

Paul Craig Roberts

/s/ John B. Yasinsky	Director

John B. Yasinsky